UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2019

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GDI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2019, Gardner Denver Holdings, Inc. (“Gardner Denver”) entered into a definitive agreement with Ingersoll-Rand plc, a Republic of Ireland public limited company (“Ingersoll Rand”), Ingersoll-Rand U.S. HoldCo, Inc., a Delaware corporation and newly formed wholly-owned indirect subsidiary of Ingersoll Rand (“Ingersoll Rand Industrial”), and Charm Merger Sub Inc., a Delaware corporation and newly formed, wholly-owned subsidiary of Gardner Denver (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “RMT”). Pursuant to the RMT and subject to the terms and conditions of those definitive agreements, (1) Ingersoll Rand will transfer the Industrial segment of its business (the “Ingersoll Rand Industrial Business”) to Ingersoll Rand Industrial, (2) after which, Ingersoll Rand will cause its shareholders to receive all of the issued and outstanding shares of common stock, $0.01 par value, of Ingersoll Rand Industrial (“Ingersoll Rand Industrial Common Stock”) held by Ingersoll Rand, at Ingersoll Rand’s sole option, pro rata for no consideration or by way of an exchange offer followed by a pro rata, clean-up distribution of oversubscribed shares (the “Distribution”) and (3) immediately after the Distribution, Merger Sub will merge with and into Ingersoll Rand Industrial (the “Merger”) and all shares of Ingersoll Rand Industrial Common Stock will be converted into the right to receive common stock, $0.01 par value, of Gardner Denver (“Gardner Denver Common Stock”), subject to adjustment as set forth in the Merger Agreement (as defined below). When the Merger is completed, Ingersoll Rand Industrial (which at that time will hold the Ingersoll Rand Industrial Business) will be a wholly-owned subsidiary of Gardner Denver and holders of Gardner Denver Common Stock will own approximately 49.9% and holders of Ingersoll Rand’s common stock prior to the Distribution will own approximately 50.1%, respectively, of the outstanding shares of Gardner Denver on a fully diluted basis. The Distribution and the Merger are expected to be tax-free to Ingersoll Rand shareholders for U.S. federal income tax purposes, except to the extent that cash is paid to Ingersoll Rand shareholders in lieu of fractional shares in the Distribution or Merger, and to not result in adverse Irish tax consequences to Ingersoll Rand shareholders, other than in respect of certain tax matters relevant only to certain of Ingersoll Rand shareholders that are otherwise subject to Irish tax. The Merger is expected to be tax-free to Gardner Denver shareholders for U.S. federal income tax purposes.

The definitive agreements entered into with respect to the RMT include (1) an Agreement and Plan of Merger, dated as of April 30, 2019 (the “Merger Agreement”), by and among Ingersoll Rand, Ingersoll Rand Industrial, Gardner Denver and Merger Sub and (2) a Separation and Distribution Agreement, dated as of April 30, 2019 (the “Separation Agreement”), by and between Ingersoll Rand and Ingersoll Rand Industrial. In connection with the transactions, Ingersoll Rand, Ingersoll Rand Industrial and Gardner Denver, as applicable, will enter into additional agreements, including, among others:

●	a Transition Services Agreement, which will govern the parties’ respective rights and obligations with respect to the provision of certain transition services;

●
a Tax Matters Agreement, which will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, responsibility for and preservation of the expected tax-free status of the transactions contemplated by the Separation Agreement,  including restrictions on certain asset dispositions, mergers or liquidations, issuances of new stock, and the purchase of its outstanding stock by Gardner Denver following the Merger, and certain other tax matters;

●
an Employee Matters Agreement, which will govern the parties’ respective obligations with respect to current and former employees of the Ingersoll Rand Industrial Business and certain other employee- and employee benefits-related matters;

●
a Real Estate Matters Agreement, which will govern the allocation and transfer of real estate between Ingersoll Rand and Ingersoll Rand Industrial and the colocation of Ingersoll Rand and Ingersoll Rand Industrial following the date of the Distribution;

●
an Intellectual Property Matters Agreement allocating rights and interests in certain intellectual property relating to the Ingersoll Rand Industrial Business and providing cross-licenses for each of Ingersoll Rand Industrial and Ingersoll Rand to use certain shared IP owned by such party (excluding trademarks) as of the Distribution in their respective businesses;

●	a Trademark License Agreement governing the use of the “INGERSOLL RAND” trademarks and any other Ingersoll Rand Industrial trademarks used as of the Distribution; and

●	certain other transitional commercial agreements.

The following descriptions of the Separation Agreement and the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and are incorporated by reference into this Item 1.01.

Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding the separation of the Ingersoll Rand Industrial Business from Ingersoll Rand, including, among others, the identification and transfer of assets by Ingersoll Rand to Ingersoll Rand Industrial and the assumption of liabilities by Ingersoll Rand Industrial from Ingersoll Rand related to the Ingersoll Rand Industrial Business, with certain exceptions as provided in the Separation Agreement.

The Separation Agreement also governs the rights and obligations of Ingersoll Rand and Ingersoll Rand Industrial regarding the transfer of Ingersoll Rand Industrial Common Stock to Ingersoll Rand’s shareholders. At Ingersoll Rand’s election, in its sole discretion, the Distribution may be effected by causing Ingersoll Rand’s shareholders to receive Ingersoll Rand Industrial Common Stock pro rata (or through an exchange offer of common stock of Ingersoll Rand for Ingersoll Rand Industrial Common Stock, followed by a pro rata, clean-up distribution of unsubscribed shares).

The Separation Agreement governs certain aspects of the relationship between Ingersoll Rand and Ingersoll Rand Industrial after the Distribution, including, among others, provisions with respect to release of claims, indemnification, guarantees, insurance, access to information and record retention. The parties will have ongoing indemnification obligations under the Separation Agreement from and after the effective time of the Merger with respect to liabilities related to the Ingersoll Rand Industrial Business and the remaining Ingersoll Rand business, as applicable.

Consummation of the Distribution is subject to various conditions, including the satisfaction or waiver of all conditions under the Merger Agreement, the completion of the reorganization and payment by Ingersoll Rand Industrial or a member of the Ingersoll Rand Industrial group (the “Ingersoll Rand Industrial Borrower”) to Ingersoll Rand Lux International Co. S.à r.l., a Luxembourg société à responsibilité limitée, of cash in an aggregate amount equal to $1.9 billion, subject to potential adjustment as described in the Separation Agreement (the “Distribution Payment”). In connection with the Distribution Payment, Gardner Denver and Ingersoll Rand Industrial have entered into a commitment letter dated April 30, 2019 by and among Citigroup Global Market Inc. (on its behalf and/or on behalf of certain of its affiliates), KKR Capital Markets LLC, KKR Corporate Lending LLC and Goldman Sachs Bank USA pursuant to which, among other things, certain parties thereto have committed to provide debt financing to the Ingersoll Rand Industrial Borrower with net proceeds of $1.9 billion (subject to a corresponding adjustment as that described in the Separation Agreement) for the purpose of making the Distribution Payment.

The Separation Agreement provides that Gardner Denver is a third party beneficiary of the Separation Agreement.

Merger Agreement

As described above, the Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will merge with and into Ingersoll Rand Industrial, with Ingersoll Rand Industrial continuing as the surviving corporation and becoming a wholly-owned subsidiary of Gardner Denver. As a result of the Merger, each share of Ingersoll Rand Industrial Common Stock then issued and outstanding (other than each share of Ingersoll Rand Industrial Common Stock held by Ingersoll Rand Industrial as treasury stock or by Gardner Denver, which, in each case, immediately prior to the effective time of the Merger shall be canceled and shall cease to exist and no stock or other consideration shall be issued or delivered in exchange therefor) will automatically be converted into the right to receive a number of shares, or in the case of fractional shares, a cash payment in lieu of fractional shares as set forth in the Merger Agreement, subject to adjustment, of Gardner Denver Common Stock, and such shares will represent approximately 50.1% of the outstanding shares of Gardner Denver Common Stock on a fully diluted basis. Immediately following the Merger, Gardner Denver’s existing stockholders will continue to hold the remaining approximately 49.9% of the outstanding shares of Gardner Denver Common Stock on a fully diluted basis.

The Merger Agreement also provides that, as of immediately following the effective time of the Merger, Gardner Denver shall set the size of its board of directors (the “Gardner Denver Board”) at ten members, consisting of seven current Gardner Denver directors selected by the Gardner Denver Board and three individuals selected by Ingersoll Rand. Following the effective time of the Merger, Peter Stavros will be chairman of the board of directors of the combined company and Vicente Reynal will be chief executive officer of the combined company. Subject to approval by the shareholders of Ingersoll Rand of a change in its corporate name prior to the effective time of the Merger, Gardner Denver will change its name to Ingersoll Rand, Inc.

Completion of the Merger is subject to various closing conditions, including, among other things, (1) approval by Gardner Denver’s stockholders of the issuance of the Gardner Denver Common Stock pursuant to the Merger (the “Share Issuance”), (2) the effectiveness of the registration statements to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement, and the approval for listing on the New York Stock Exchange of the shares of Gardner Denver Common Stock required to be reserved for issuance pursuant to the Merger, (3) the completion of the Reorganization and the Distribution in accordance with the Separation Agreement, (4) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining certain other consents, authorizations, orders or approvals from governmental authorities, including required approvals under the competition laws of the European Union and China and (5) receipt by Ingersoll Rand and Gardner Denver of customary opinions from their respective tax counsel. In connection with the transactions contemplated by the Merger Agreement, Ingersoll Rand has entered into a Voting Agreement with KKR Renaissance Aggregator L.P. (the “KKR Stockholder”), a stockholder of Gardner Denver, pursuant to which the KKR Stockholder, among other things, agrees to vote its shares of Gardner Denver Common Stock in favor of the Share Issuance.

Ingersoll Rand, Ingersoll Rand Industrial, Gardner Denver and Merger Sub each make certain representations, warranties and covenants, as applicable, in the Merger Agreement, including covenants to conduct the Ingersoll Rand Industrial Business and the business of Gardner Denver and its subsidiaries in the ordinary course of business consistent with past practice, and not to take certain actions, during the period between signing and the effective time of the Merger. Gardner Denver also agreed, among other things, that neither Gardner Denver nor any of its subsidiaries will (1) solicit alternative transactions or (2) enter into discussions concerning, or provide information or data in connection with, alternative transactions (except under limited circumstances described in the Merger Agreement, including where the Gardner Denver Board has received a proposal that could reasonably be expected to lead to a superior proposal and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice conditions). Each of Ingersoll Rand and Gardner Denver also agreed to certain non-competition covenants in the Merger Agreement regarding the Ingersoll Rand Industrial Business and Ingersoll Rand’s HVAC and refrigeration businesses, respectively.

The Merger Agreement contains specified termination rights for Ingersoll Rand and Gardner Denver, including the right of Gardner Denver, subject to certain limitations, to terminate the Merger Agreement to enter into an agreement with respect to a superior proposal prior to obtaining approval of the Share Issuance by Gardner Denver’s stockholders, subject to the payment of a termination fee of $176 million (the “Termination Fee”) to Ingersoll Rand. Gardner Denver must also pay the Termination Fee to Ingersoll Rand if the Merger Agreement is terminated by Ingersoll Rand as a result of the Gardner Denver Board changing its recommendation that stockholders approve the Share Issuance.

Further, if the Merger Agreement is terminated under certain circumstances where an alternative transaction proposal has been publicly made or disclosed prior to receipt of the approval of the Share Issuance by Gardner Denver’s stockholders and not withdrawn within specified time periods and Gardner Denver enters into an agreement with respect to, or consummates, an alternative transaction within 12 months of such termination, then Gardner Denver will be required to pay the Termination Fee to Ingersoll Rand.

In addition, the Merger Agreement provides that Gardner Denver will reimburse Ingersoll Rand’s transaction-related expenses in an amount up to $35 million if the Merger Agreement is terminated because Gardner Denver’s stockholders do not approve the Share Issuance. The amount of the Termination Fee payable pursuant to the preceding paragraph will be reduced by the amount of any expense reimbursement paid.

The Separation Agreement and the Merger Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Ingersoll Rand or Gardner Denver. The representations, warranties, covenants and agreements contained in the Separation Agreement and the Merger Agreement were made only for purposes of the Separation Agreement and the Merger Agreement, respectively, as of the specific dates therein, were solely for the benefit of the parties to the Separation Agreement and the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Separation Agreement and the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Separation Agreement or the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the respective dates of the Separation Agreement and the Merger Agreement, which subsequent information may or may not be fully reflected in Gardner Denver’s and Ingersoll Rand’s respective public disclosures.

Stockholders Agreement Amendment

On April 30, 2019, in connection with the Merger, Gardner Denver and the KKR Stockholder entered into an amendment (the “Stockholders Agreement Amendment”) to the Stockholders Agreement between Gardner Denver and the KKR Stockholder dated as of May 17, 2017 (the “Stockholders Agreement”). The Stockholders Agreement Amendment, among other things, amends the KKR Stockholder’s right to nominate directors to the Gardner Denver Board under the Stockholders Agreement such that the KKR Stockholder will have the right to nominate to the Gardner Denver Board a number of designees equal to at least (i) 14% of the total number of directors so long as the KKR Stockholder and its affiliates beneficially own 10% or more of the outstanding shares of Gardner Denver Common Stock and (ii) 10% of the total number of directors so long the KKR Stockholder and its affiliates beneficially own 5% or more, but less than 10%, of the outstanding shares of Gardner Denver Common Stock, in each case, rounded up to the nearest whole number of directors, and removes the right of the KKR Stockholder to nominate more than 14% of the total number of directors at increased ownership levels. In addition, the Stockholders Agreement Amendment will remove special approval rights of the KKR designees to the Gardner Denver Board with respect to certain matters.  The KKR Stockholder will also agree to certain covenants with respect to acquisitions of Gardner Denver Common Stock following the effective time of the Merger.

The Stockholder Agreement Amendment will become effective as of the effective time of the Merger.

The foregoing description of the Stockholders Agreement Amendment is qualified in its entirety by the full text of such agreement, which is filed hereto as Exhibit 10.2, and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Document
2.1
Agreement and Plan of Merger, dated as of April 30, 2019, by and among Ingersoll Rand, Ingersoll Rand Industrial, Gardner Denver and Merger Sub (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Ingersoll Rand on the date hereof)

10.1
Separation and Distribution Agreement, dated as of April 30, 2019, by and between Ingersoll Rand and Ingersoll Rand Industrial (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by Ingersoll Rand on the date hereof)

10.2	Amendment No. 1 to the Stockholders Agreement, dated as of April 30, 2019, between Gardner Denver and the KKR Stockholder

Additional Information and Where to Find It

In connection with the proposed transaction, Gardner Denver and Ingersoll-Rand Industrial will file registration statements with the Securities and Exchange Commission (the “SEC”) registering shares of Gardner Denver common stock and Ingersoll Rand Industrial common stock in connection with the proposed transaction. Gardner Denver will also file a proxy statement, which will be sent to the Gardner Denver shareholders in connection with their vote required in connection with the proposed transaction. If the transaction is effected in whole or in part via an exchange offer, Ingersoll Rand will also file with the SEC a Schedule TO with respect thereto. Ingersoll Rand shareholders are urged to read the prospectus and / or information statement that will be included in the registration statements and any other relevant documents when they become available, and Gardner Denver shareholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about Gardner Denver, Ingersoll Rand Industrial and the proposed transaction. The proxy statement, prospectus and/or information statement and other documents relating to the proposed transaction (when they become available) can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) will also be available free of charge on Ingersoll Rand’s website at http://ir.ingersollrand.com/investors/ or on Gardner Denver’s website at https://investors.gardnerdenver.com/.

No Offer or Solicitation

This Current Report on Form 8-K and its exhibits shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This Current Report on Form 8-K and its exhibits is not a solicitation of a proxy from any security holder of Gardner Denver. However, Ingersoll Rand, Gardner Denver and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Gardner Denver in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Ingersoll Rand may be found in its Annual Report on Form 10-K filed with the SEC on February 12, 2019 and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019. Information about the directors and executive officers of Gardner Denver may be found in its Annual Report on Form 10-K filed with the SEC on February 27, 2019, and its definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 26, 2019.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between Ingersoll Rand and Gardner Denver. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including , but not limited to, statements regarding the expected timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, including future financial and operating results and strategic benefits, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, and any assumptions underlying any of the foregoing, are forward looking statements.

These forward-looking statements are based on Gardner Denver and Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from Gardner Denver and Ingersoll Rand’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Gardner Denver may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by Ingersoll Rand or Gardner Denver, or at all, (3) unexpected costs, charges or expenses resulting from the proposed transaction, (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of Gardner Denver and Ingersoll Rand Industrial, or at all, (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in the combined company or Ingersoll Rand achieving revenue and cost synergies; (8) inability of the combined company or Ingersoll Rand to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors detailed from time to time in Ingersoll Rand and Gardner Denver’s reports filed with the SEC, including Ingersoll Rand and Gardner Denver’s most recent annual report on Form 10-K and their quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and its exhibits. Neither Ingersoll Rand nor Gardner Denver undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GARDNER DENVER HOLDINGS, INC.

Date: May 6, 2019	By:	/s/ Andrew Schiesl
		Name:	Andrew Schiesl
		Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary